                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountant

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated September 7, 2001 (except for note 2 as to which the date is August 4, 2003), relating to the consolidated financial statements of
Decorize, Inc. and subsidiary, for the period from January 1, 2001, to June 30,
2001, and the period from March 6, 2000, to December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                               /s/      Kirkpatrick Phillips & Miller, CPA's, P.C

Springfield, Missouri
September 15, 2003